SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MARCONI CORPORATION PLC

(Exact name of Registrant as specified in its charter)

England and Wales (State of incorporation or organization)	Not Applicable (I.R.S. employer identification No.)

New Century Park P.O. Box 53 Coventry Warwickshire CV3 1HJ United Kingdom (Address of principal executive offices)	CV3 1HJ (zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-106618

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	Each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	Each class is to be registered

American Depositary Shares evidenced by American Depositary Receipts, each American Depositary Share representing 2 ordinary shares, nominal value 25 pence per share

Ordinary shares of 25 pence per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT

1.	Description of Registrant’s Securities to be Registered

     The description of the securities to be registered that appears under the captions “Description of Share Capital”, “Taxation”, “Dividend Policy”, and “Share Ownership” in the Registrant’s Registration Statement on Form F-1 (No. 333-106618) under the Securities Act of 1933, as amended, as well as the description of the securities to be registered that appears in Exhibit 1 and Exhibit A to the Deposit Agreement in the Registrant’s Registration Statement on Form F-6 (No. 333-104722) filed on April 24, 2003 under the Securities Act of 1933, as amended, are incorporated herein by reference to answer this item.

II.	Exhibits

The following exhibits have been filed with the Commission:

1.	Memorandum of Association and Articles of Association of the Registrant, included as Exhibits T3A and T3B to Amendment No. 1 to Form T-3 (No. 022-28670) of the Registrant.

2.	Form of Deposit Agreement among the Registrant, The Bank of New York, as Depositary, and the holders and beneficial owners from time to time of American Depositary Receipts (included as Exhibit 1 to the Registration Statement on Form F-6 (No. 333-106618) of the Registrant).

3.	Form of American Depositary Receipt (included as Exhibit A to the form of Deposit Agreement filed as Exhibit 1 to the Registration Statement on Form F-6 (No. 333-106618) of the Registrant).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereto duly authorized.

Marconi Corporation plc

By:	/s/ M Parton

Name: Michael Parton
Title: Director and Chief Executive Officer

Dated: October 1, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

1.	Memorandum of Association and Articles of Association of the Registrant, included as Exhibits T3A and T3B to Amendment No. 1 to Form T-3 (No. 022-28670) of the Registrant.

2.	Form of Deposit Agreement among the Registrant, The Bank of New York, as Depositary, and the holders and beneficial owners from time to time of American Depositary Receipts (included as Exhibit 1 to the Registration Statement on Form F-6 of the Registrant filed on April 24, 2003)

3.	Form of American Depositary Receipt (included as Exhibit A to the form of Deposit Agreement filed as Exhibit 1 to the Registration Statement on Form F-6 of the Registrant filed on April 24, 2003)

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